Exhibit 99.1

drugstore.com Reports Record Revenue up 25% Year-Over-Year in the Fourth Quarter of 2009

- OTC Revenue Growth of 32% and Beauty.com Increases 28% in 14-Week Quarter

- Gross Margins of 29.4% are Highest in Company History

- New Customer Growth Including Partnerships of 49% Year-Over-Year

BELLEVUE, Wash., February 9, 2010 (GLOBE NEWSWIRE) — drugstore.com, inc. (Nasdaq:DSCM), a leading online retailer of health, beauty, vision, and pharmacy products, today announced its financial results for the fourth quarter and full year ended January 3, 2010. The fourth quarter and 2009 periods are based on a 14-week and 53-week fiscal calendar, respectively, and compare to a 13-week fourth quarter and 52-week year in 2008.

In the fourth quarter of 2009, drugstore.com reported quarterly net sales were up 25% to $117.4 million, driven by strong over-the-counter (OTC) and Beauty.com sales. Gross margins increased 90 basis points year-over-year to a record 29.4%. During the quarter, the company incurred expenses totaling $1.4 million related to its agreement to acquire Salu, Inc., owner and operator of SkinStore.com, and its strategic alliance with Luxottica Group S.p.A. Including these expenses, the company’s net loss was $1.6 million, and adjusted EBITDA was $3.5 million, which compared to net income of $289,000 and adjusted EBITDA of $5.2 million reported in the same period of the prior year. 2008 fourth quarter adjusted EBITDA and net income results included a $3.1 million contribution from the company’s discontinued local-pick-up (LPU) business. Adjusted EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

For the year, the company reported net sales of $412.8 million, a net loss of $1.4 million, and adjusted EBITDA of $17.1 million. Additionally, the company reported free cash flow of $1.4 million for 2009 compared to $680,000 for 2008.

“We are very pleased with our strong fourth quarter results reporting overall net sales growth of 25% and OTC net sales growth of 32%, including the positive impact of the 14-week quarter,” said Dawn Lepore, chief executive officer and chairman of the board of drugstore.com, inc. “Our growth was driven by strong performance from our core business, including our beauty business on drugstore.com and Beauty.com, along with growing contributions from our partnerships. Our partnerships helped fuel new customer growth of 49% over the same period last year, while also reducing our marketing cost per new customer to its lowest level in company history. Gross margins were a record 29.4% in the fourth quarter, reflecting an increasing mix of higher margin categories, lower per-order shipping costs, and improved pharmacy margins. Driven by record net sales and gross margins, our adjusted EBITDA increased by 65% year-over-year, excluding the impact of our discontinued LPU business, and by over 125%, without the impact of the acquisition and strategic alliance expenses.”

“We believe our strong financial results throughout 2009 and the pending acquisition of Skinstore.com, have even more firmly established our company as a clear leader in health and beauty online. In the coming year, we will further leverage our unique market position and infrastructure, with increasing contributions from Skinstore.com and our key partnerships with Medco and Luxottica. With the continuing ramp up of these initiatives, we are very optimistic about our growth prospects for 2010,” concluded Ms. Lepore.

Outlook for First Quarter of 2010

For the first quarter of 2010, the company is targeting net sales in the range of $117.0 million to $121.0 million, a net loss in the range of $2.4 million to $3.5 million, and adjusted EBITDA in the range of $2.15 million to $3.25 million. This outlook assumes that the company’s previously announced acquisition of Salu, Inc. will close within the next two weeks and includes an estimated $4 million to $5 million of net sales that the company expects Salu to generate after the closing of the acquisition as well as $1.9 million of transaction and integration related expenses

Financial and Operational Highlights for the Fourth Quarter of 2009

(All comparisons are made to the fourth quarter of 2008 and reflect the reporting of the local pick-up business as discontinued operations and a 14-week quarter in 2009 vs. a 13-week quarter in 2008)

Key Financial Highlights:

•	Gross margins increased 90 basis points to a record 29.4%.

•	Total contribution margin dollars increased by approximately 26% to $24.6 million.

•	Total orders grew by 28% to 1.8 million and contribution margin dollars per order decreased slightly to $14.

•	Operating expenses as a percentage of net sales declined to 31% from 32%.

•	Free cash flow more than doubled to $1.4 million for the trailing twelve months, compared with $680,000 for the trailing twelve months ended December 28, 2008.

•	Cash, cash equivalents, and marketable securities were $36.9 million at year end compared to $38.2 million in the prior year.

Net Sales Summary:

•	Total net sales increased almost 25% to $117.4 million. (Excluding the 14th week in the quarter, net sales increased 16%.)

•	OTC net sales grew 32% to $92.1 million, including Beauty.com growth of 28%.

•	Vision net sales grew 13% to $16.5 million.

•	Mail-order pharmacy net sales declined 8% to $8.8 million

•	Average net sales per order were $66. Average net sales per order for OTC increased slightly sequentially to $58, vision remained flat at $118, and mail-order pharmacy increased to $165.

•	Net sales from repeat customers [1] represented 74% of net sales.

Key Customer Milestones:

•	We served approximately 603,000 new customers, inclusive of our strategic partnerships, during the quarter, up almost 50% over the same period in the prior year.

•	Marketing and sales expense per new customer decreased significantly on both a sequential and year-over-year basis to approximately $18.

•	We have now served approximately 11.7 million customers since inception.

•	The number of active customers [2] was 3.0 million, up 18% year over year.

1.	Net sales from repeat customers exclude Weil Lifestyle, LLC (Weil)-related Custom Nutrition Services (CNS) net sales and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.
2.	Active customer base reflects those customers who have purchased at least once within the last 12 months. Both the active customer base (a trailing 12-month number) and average annual spend per active customer exclude net sales and orders generated by the company’s CNS fulfillment relationship with Weil, and reflect only the activity of customers making purchases through the Web sites of drugstore.com, inc. and its subsidiaries.

Conference Call

Investors, analysts, and other interested parties are invited to join the drugstore.com, inc. quarterly conference call on, February 9, 2010 at 5:00 p.m. ET (2:00 p.m. PT). To participate, callers should dial 877-941-4774 (international callers should dial 480-629-9760) five minutes beforehand. Investors may also listen to the conference call live at http://investor.drugstore.com/, by clicking on the “audio” hyperlink. A replay of the call will be available through Sunday, February 14, 2010 by dialing 800-406-7325 and enter passcode 4204272# and international parties should call 303-590-3030 and enter passcode 4204272# beginning two hours after completion of the call.

Non-GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, drugstore.com, inc. uses the non-GAAP measure of adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expenses, adjusted to exclude the impact of stock-based compensation expense. This non-GAAP measure is provided to enhance the user’s overall understanding of the company’s current financial performance. Management believes that adjusted EBITDA, as defined, provides useful information to the company and to investors by excluding certain items that may not be indicative of the company’s core operating results. In addition, because drugstore.com, inc. has historically provided adjusted EBITDA measures to investors, management believes that including adjusted EBITDA measures provides consistency in the company’s financial reporting. However, adjusted EBITDA should not be considered in isolation, or as a substitute for, or as superior to, net income/loss, cash flows, or other consolidated income/loss or cash flow data prepared in accordance with GAAP, or as a measure of the company’s profitability or liquidity. Although adjusted EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. Net income/loss is the closest financial measure prepared by the company in accordance with GAAP in terms of comparability to adjusted EBITDA. A reconciliation of adjusted EBITDA to net income/loss is included with the financial statements attached to this release.

In addition, the company uses the non-GAAP measure of free cash flow, defined as net cash provided by (used in) operating activities plus proceeds from the sale of discontinued operations less purchases of fixed assets as disclosed on our consolidated statements of cash flows. Management believes that free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to service debt obligations, make investments, fund acquisitions and for certain other activities. Free cash flow is not a measure determined in accordance with GAAP and may not be defined or calculated by other companies in the same manner. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts payable, including inventory purchases, and accounts receivable. Since free cash flow includes investments in operating assets, management believes this non-GAAP liquidity metric is useful in addition to the most directly comparable GAAP measure of net cash provided by (used in) operating activities, and should not be used as a substitute for it or any other measure determined in accordance with GAAP. A reconciliation of free cash flow to net cash provided by operating activities is included with the supplemental financial schedules attached to this release.

About drugstore.com, inc.

drugstore.com, inc. (Nasdaq:DSCM) is a leading online retailer of health, beauty, vision, and pharmacy products. Our portfolio of brands includes: drugstore.com(tm), Beauty.com(tm), and VisionDirect.com(tm). All are accessible from http://www.drugstore.com and provide a convenient, private, and informative shopping experience while offering a wide assortment of more than 45,000 products at competitive prices.

The drugstore.com pharmacy is certified by the National Association of Boards of Pharmacy (NABP) as a Verified Internet Pharmacy Practice Site (VIPPS) and operates in compliance with federal and state laws and regulations in the United States.

The drugstore.com, inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6419

The financial results contained in this press release are preliminary and unaudited. In addition, this press release contains forward-looking statements regarding future events or the future financial and operational performance of drugstore.com, inc. Words such as “will,” “expect,” “target,” “believe,” “may,” “continue,” and similar expressions, are intended to identify forward-looking statements. Forward-looking statements are based on current expectations, are not guarantees of future performance and involve assumptions, risks, and uncertainties. Actual performance may differ materially from those contained or implied in such forward-looking statements. Risks and uncertainties that could lead to such differences could include, among other things: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement with Salu; the inability to complete the Salu transaction due to the failure to receive approvals or to satisfy other conditions to the transaction; the risk that the proposed Salu transaction disrupts current plans and operations; the risk that anticipated synergies and opportunities as a result of the Salu transaction will not be realized; difficulty or unanticipated expenses in connection with integrating Salu into drugstore.com; the risk that the acquired business does not perform as planned; effects of changes in the economy; changes in consumer spending and consumer trends; fluctuations in the stock market; changes affecting the Internet, online retailing, and advertising; difficulties establishing our brand and building a critical mass of customers; the unpredictability of future revenues, expenses, and potential fluctuations in revenues and operating results; risks related to business combinations and strategic alliances; possible tax liabilities relating to the collection of sales tax; the level of competition; seasonality; the timing and success of expansion efforts; changes in senior management; risks related to systems interruptions; possible changes in governmental regulation; possible increases in the price of fuel used in the transportation of packages, or other energy products; and the company’s ability to manage multiple growing businesses. Additional information regarding factors that potentially could affect the business, financial condition, and operating results of drugstore.com, inc. is included in the company’s periodic filings with the SEC on Forms 10-K, 10-Q, and 8-K. drugstore.com, inc. expressly disclaims any intent or obligation to update any forward-looking statement, except as otherwise specifically stated by it.

drugstore.com, inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
Net sales	$117,361	$93,940	$412,832	$366,579

Costs and expenses: (1) (2)
Cost of sales	82,823	67,127	293,545	263,697
Fulfillment and order processing	12,783	10,463	45,759	43,377
Marketing and sales	10,869	9,100	38,293	33,591
Technology and content	6,643	6,063	24,880	23,011
General and administrative	5,846	3,878	17,247	19,034
Amortization of intangible assets	28	206	477	867

Total costs and expenses	118,992	96,837	420,201	383,577

Operating loss	(1,631)	(2,897)	(7,369)	(16,998)

Interest income, net	8	115	46	631

Loss from continuing operations	(1,623)	(2,782)	(7,323)	(16,367)
Income from discontinued operations	—	3,071	5,946	8,080

Net income (loss)	$(1,623)	$289	$(1,377)	$(8,287)

Basic and diluted net income (loss) per share	$(0.02)	$0.00	$(0.01)	$(0.09)

Weighted average shares used in computation of:
Basic net income (loss) per share	97,390,984	96,540,101	96,950,189	96,481,787

Diluted net income (loss) per share	97,390,984	96,643,524	96,950,189	96,481,787

(1) Set forth below are the amounts of stock-based compensation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$164	$136	$512	$576
Marketing and sales	537	471	1,576	1,619
Technology and content	346	335	1,102	1,265
General and administrative	852	844	2,210	4,104

	$1,899	$1,786	$5,400	$7,564

(2) Set forth below are the amounts of depreciation by operating function recorded in the Statements of Operations:

Fulfillment and order processing	$685	$740	$2,926	$2,653
Marketing and sales	1	1	4	4
Technology and content	2,398	2,162	9,308	7,780
General and administrative	111	114	444	475

	$3,195	$3,017	$12,682	$10,912

SUPPLEMENTAL INFORMATION: Gross Profit and Gross Margin Information:

	Three Months Ended		Twelve Months Ended
(In thousands, unless otherwise indicated)	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
Net sales	$117,361	$93,940	$412,832	$366,579

Cost of sales	82,823	67,127	293,545	263,697

Gross profit	$34,538	$26,813	$119,287	$102,882

Gross margin	29.4%	28.5%	28.9%	28.1%

SUPPLEMENTAL INFORMATION: Segment Information:
	Three Months Ended		Twelve Months Ended
	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
Net sales:
Over-the-Counter (OTC)	$92,119	$69,809	$306,854	$260,794
Vision	16,471	14,555	68,720	61,420
Mail-order pharmacy	8,771	9,576	37,258	44,365

	$117,361	$93,940	$412,832	$366,579

Cost of sales:
OTC	$63,140	$48,282	$210,456	$180,252
Vision	12,707	11,125	52,894	47,279
Mail-order pharmacy	6,976	7,720	30,195	36,166

	$82,823	$67,127	$293,545	$263,697

Gross profit:
OTC	28,979	21,527	96,398	80,542
Vision	3,764	3,430	15,826	14,141
Mail-order pharmacy	1,795	1,856	7,063	8,199

	$34,538	$26,813	$119,287	$102,882

Gross margin:
OTC	31.5%	30.8%	31.4%	30.9%
Vision	22.9%	23.6%	23.0%	23.0%
Mail-order pharmacy	20.5%	19.4%	19.0%	18.5%

	29.4%	28.5%	28.9%	28.1%

Variable order costs:
OTC	$8,368	$5,988	$27,729	$23,499
Vision	824	664	3,172	2,899
Mail-order pharmacy	755	710	2,811	3,447

	9,947	7,362	33,712	29,845

Contribution margin:
OTC	$20,611	$15,539	$68,669	$57,043
Vision	2,940	2,766	12,654	11,242
Mail-order pharmacy	1,040	1,146	4,252	4,752

	$24,591	$19,451	$85,575	$73,037

SUPPLEMENTAL INFORMATION: Reconciliation of Net Income (Loss) to Adjusted EBITDA (See Notes 3 and 4 below):

	Three Months Ended		Twelve Months Ended
(In thousands, unless otherwise indicated)	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
Net income (loss)	$(1,623)	$289	$(1,377)	$(8,287)
Amortization of intangible assets	28	206	477	867
Amortization of non-cash marketing	—	—	—	3,435
Stock-based compensation	1,899	1,786	5,400	7,564
Depreciation	3,195	3,017	12,682	10,912
Interest income (expense), net	(8)	(115)	(46)	(631)

Adjusted EBITDA	$3,491	$5,183	$17,136	$13,860

NOTE 3: Supplemental information related to the Company’s adjusted EBITDA for the three and twelve months ended January 3, 2010 and December 28, 2008 is presented for informational purposes only and is not prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is defined as loss before interest, taxes, depreciation, and amortization of intangible assets and non-cash marketing expense, adjusted to exclude the impact of stock-based compensation expense.

NOTE 4: Fiscal year 2009 is a 53-week year with Q4 2009 representing a 14-week quarter.

SUPPLEMENTAL INFORMATION: Reconciliation of Forecasted Q1 2010 Net Loss and Adjusted EBITDA Range (See Note 5 below):

Range Calculated As:	Three Months Ended April 4, 2010
(In thousands, unless otherwise indicated)	Range High	Range Low
Net loss	$(2,400)	$(3,500)
Amortization of intangible assets	30	30
Stock-based compensation	2,600	2,600
Depreciation	3,000	3,000
Interest income, net	20	20

Adjusted EBITDA	$3,250	$2,150

NOTE 5: Supplemental information related to the Company’s forecasted net loss and adjusted EBITDA for the three months ended April 4, 2010 assumes that the Company’s previously announced acquisition of Salu, Inc. closes within the next two weeks and includes the estimated results for the six weeks ended April 4, 2010, and $1.9 million of transaction- and integration-related costs to be incurred in connection with the acquisition.

SUPPLEMENTAL INFORMATION: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three Months Ended		Trailing Twelve Months Ended
(In thousands, unless otherwise indicated)	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
Net cash provided by operating activities	$2,197	$3,606	$3,800	$9,913
Add: Proceeds from sale of discontinued operations	—	3,964	5,946	3,964
Less: Purchase of fixed assets	(2,511)	(2,134)	(8,323)	(13,197)

Free Cash Flow	$(314)	$5,436	$1,423	$680

drugstore.com, inc.

Consolidated Balance Sheets

(in thousands, except share data)

	January 3, 2010	December 28, 2008
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$22,175	$25,197
Marketable securities	14,678	12,997
Accounts receivable, net of allowances	15,073	9,108
Inventories	40,212	32,704
Other current assets	2,467	2,128
Assets of discontinued operations	—	5,954

Total current assets	94,605	88,088

Fixed assets, net	24,165	28,306
Other intangible assets, net	3,398	3,731
Goodwill	32,202	32,202
Other long-term assets	159	222

Total assets	$154,529	$152,549

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,628	$31,208
Accrued compensation	6,047	4,416
Accrued marketing expenses	5,247	4,630
Other current liabilities	1,563	4,560
Current portion of long-term debt	195	2,998
Liabilities of discontinued operations	—	5,946

Total current liabilities	51,680	53,758

Long-term debt, less current portion	3,011	2,567
Deferred income taxes	959	953
Other long-term liabilities	1,213	1,071

Stockholders’ equity:
Common stock, $.0001 par value, stated at amounts paid in: Authorized shares - 250,000,000 Issued shares - 100,362,285 and 96,547,079 Outstanding shares - 100,256,729 and 96,547,079 as of January 3, 2010 and December 28, 2008, respectively	869,146	864,282
Treasury stock - 105,556 shares as of January 3, 2010	(151)	—
Accumulated other comprehensive income (loss)	(98)	57
Accumulated deficit	(771,231)	(770,139)

Total stockholders’ equity	97,666	94,200

Total liabilities and stockholders’ equity	$154,529	$152,549

drugstore.com, inc.

Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Twelve Months Ended
	January 3, 2010	December 28, 2008	January 3, 2010	December 28, 2008
	(unaudited)
Operating activities:
Net income (loss)	$(1,623)	$289	$(1,377)	$(8,287)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,195	3,017	12,682	10,912
Amortization of intangible assets	28	206	477	867
Stock-based compensation	1,899	1,786	5,400	7,564
Other, net	(18)	(16)	(33)	(59)
Changes in:
Accounts receivable	(4,151)	1,902	(5,965)	1,891
Inventories	(7,745)	(1,965)	(7,508)	(1,467)
Other assets	379	1,055	(276)	1,514
Accounts payable, accrued expenses and other liabilities	10,233	(1,931)	6,346	(4,845)
Net cash provided by (used in) activities of discontinued operations	—	(737)	(5,946)	1,823

Net cash provided by operating activities	2,197	3,606	3,800	9,913

Investing activities:
Purchases of marketable securities	(2,772)	(3,810)	(15,910)	(46,926)
Sales and maturities of marketable securities	4,081	2,001	14,130	51,705
Proceeds from sale of discontinued operations	—	3,964	5,946	3,964
Purchases of fixed assets	(2,511)	(2,134)	(8,323)	(13,197)
Purchases of intangible assets	—	—	(145)	—

Net cash used in investing activities	(1,202)	21	(4,302)	(4,454)

Financing activities:
Proceeds from exercise of stock options and employee stock purchase plan	119	—	216	525
Proceeds from line of credit	—	—	2,986	5,000
Principal payments on capital leases, term loan obligations and line of credit	(285)	(802)	(5,571)	(4,359)
Purchases of treasury stock	—	—	(151)	—

Net cash (used in) provided by financing activities	(166)	(802)	(2,520)	1,166

Net increase (decrease) in cash and cash equivalents	829	2,825	(3,022)	6,625
Cash and cash equivalents, beginning of period	21,346	22,372	25,197	18,572

Cash and cash equivalents, end of period	$22,175	$25,197	$22,175	$25,197